Capital City Bank Group, Inc.
Reports Third Quarter 2009 Results

TALLAHASSEE, Fla. (October 20, 2009) – Capital City Bank Group, Inc. (NASDAQ: CCBG) today reported a net loss of $1.5 million ($0.08 per diluted share) for the third quarter  of 2009 compared to net income of $0.8 million ($0.04 per diluted share) for the second quarter of 2009 and $4.8 million ($0.29 per diluted share) for the third quarter of 2008.  We reported a net loss of $0.1 million ($0.00 per diluted share) for the first nine months of 2009, compared to net income of $16.9 million ($0.99 per diluted share) for the same period of 2008.

The loss reported for the third quarter of 2009 reflects a loan loss provision of $12.3 million ($0.45 per diluted share) versus $8.4 million ($0.30 per diluted share) in the second quarter of 2009 and $10.4 million ($0.37 per diluted share) in the third quarter of 2008.  Earnings for the third quarter of 2008 also included a $6.25 million gain ($0.22 per diluted share) from the sale of a portion of the bank’s merchant services portfolio.

Year-to-date 2009 performance reflects a loan loss provision of $29.2 million ($1.05 per diluted share) and a special FDIC assessment of approximately $1.2 million ($0.04 per diluted share) recorded in the second quarter.  Year-to-date earnings for 2008 reflect a loan loss provision of $20.0 million ($0.72 per diluted share), a $6.25 million gain ($0.22 per diluted share) from the sale of the bank’s merchant services portfolio, and Visa related transactions totaling $3.5 million pre-tax ($0.13 per diluted share).

“In a continuing tough economic environment we have been effectively managing problem assets and moving many of them through the resolution phases.  Of equal priority is maintaining our focus on growing the business, as evidenced by strong growth in the commercial mortgage and home equity portfolios and continuing increases in core deposits, all coming as a result of our consistent execution of relationship-based community banking,” said William G. Smith, Jr., Chairman, President and Chief Executive Officer.

“We again set aside a substantial loan loss provision during the third quarter, which was clearly the main factor impacting our financial performance.  The movement of a significant number of problem assets from the loan portfolio into the other real estate owned category indicates encouraging progress as we continue to move toward resolution and ultimate disposal of nonaccrual loans.  Nonaccrual loans totaled $91.9 million at the end of the third quarter, a net decrease of $19.2 million from the prior linked quarter, reflective of a further slowdown in gross additions to non-accruing status and an increase in the migration of nonaccrual loans to the other real estate category, or to satisfactory restructuring.”

“On the growth side of the business, we continue to capitalize and build on the key underlying value of our franchise with successful deposit-gathering.  While public funds declined seasonally, as expected, we have enjoyed good core deposit growth in 2009 and our absolutely free checking products continue to be successful as both balances and the number of accounts consistently are growing quarter over quarter.  Certificates of deposit balances are up as rate pressures from higher paying institutions have eased in most of our markets.  The growth in money market accounts compared to the linked quarter reflects a successful test of a deposit promotion in our Macon, GA market, which we plan to expand during the fourth quarter to other markets,” said Smith.

    The Return on Average Assets was -0.24% and the Return on Average Equity was -2.15% for the third quarter of 2009.  These metrics were 0.12% and 1.12% for the second quarter of 2009 and 0.76% and 6.43% for the third quarter of 2008, respectively.

For the first nine months of 2009, the Return on Average Assets was 0.00% and the Return on Average Equity was -0.03% compared to 0.87% and 7.53%, respectively, for the same period of 2008.

Discussion of Financial Condition

Average earning assets were $2.157 billion for the third quarter of 2009, a decrease of $17.9 million, or 0.8% from the second quarter of 2009, and an increase of $6.5 million, or 0.3% from the fourth quarter of 2008.  The decrease from the second quarter is primarily attributable to a $7.4 million and $9.2 million decrease in the investment and loan portfolios, respectively.  Compared to the fourth quarter of 2008, the increase in earning assets primarily reflects growth in the loan portfolio, partially offset by a reduction in investment securities and short-term investments.  The current quarter decrease in the loan portfolio was offset by an increase in other real estate owned as we continue to move forward with the resolution of nonaccrual loans.  The loan portfolio would have experienced a slight increase when compared to the prior quarter when adjusting for the nonaccrual loans transferred to other real estate owned, representing the fifth consecutive quarter of growth in the core loan portfolio.  Loan growth remains strong in the commercial mortgage and home equity portfolios.  Growth in these portfolios continued due to the efforts of our bankers to reach clients who are interested in moving or expanding their banking relationships.

At the end of the third quarter, nonperforming assets (including nonaccrual loans, restructured loans, and other real estate owned) totaled $144.4 million, a net increase of $.7 million, or 1% from the second quarter and $36.5 million, or 34% from the fourth quarter of 2008.  Nonaccrual loans totaled $91.9 million at the end of the third quarter, a net decrease of $19.2 million from the prior linked quarter and $5.0 million from year-end 2008, reflective of a further slowdown in gross additions to non-accruing status and an increase in the migration of nonaccrual loans to the other real estate owned category.  Quarter over quarter, other real estate owned properties increased $13.7 million and restructured loans increased by $6.2 million.  Nonperforming assets represented 7.25% of loans and other real estate at the end of the third quarter compared to 7.19% at the prior quarter-end and 5.48% at year-end 2008.

Average total deposits were $1.950 billion for the third quarter, a decrease of $21.0 million, or 1.1%, from the second quarter and an increase of $4.3 million, or 0.2%, from the fourth quarter of 2008.   On a linked quarter basis, the decrease in deposits reflects a decline in public funds attributable to seasonal run-off and the decision not to match competitors’ rates.   Core deposits continued to grow during the quarter and partially offset the public funds decline.  The core deposit growth occurred primarily in the money market accounts and certificates of deposit.  Additionally, our absolutely free checking product continues to be successful as both balances and the number of accounts continue to post growth quarter over quarter.  Certificates of deposit balances have grown as rate pressures from higher paying institutions have eased in most of our markets.  The growth in money market accounts compared to the linked quarter reflects a successful test of a deposit promotion in our Macon market, which we plan to expand during the fourth quarter to other markets.
Compared to year-end 2008, the increase in average deposits reflects higher core deposits and public funds.  Core deposits have increased as discussed above and, while an influx of public funds was experienced late in the first quarter of 2009, there has been an easing in these balances, which began in late April.  Additionally, money market balances declined during the first half of 2009, but experienced a partial offset in the third quarter as balances have increased slightly as discussed above.  We continue to pursue prudent pricing discipline and to manage the mix of our deposits.  Therefore, we are not attempting to compete with higher rate paying competitors for these deposits.
We maintained an average net overnight funds (deposits with banks plus Fed funds sold less Fed funds purchased) purchased position of $53.5 million during the third quarter of 2009 compared to an average net overnight funds purchased position of $49.8 million in the second quarter and an average overnight funds purchased position of $3.2 million at year-end 2008.  The unfavorable variance in funds purchased position compared to the linked quarter is attributable to a decrease in deposits partially offset by a slight reduction in the loan and investment portfolios.  The unfavorable variance from the fourth quarter of 2008 reflects growth in the loan portfolio, partially offset by growth in deposits and a decline in investment securities.

Equity capital was $268.4 million as of September 30, 2009, compared to $272.7 million as of June 30, 2009 and $278.8 million as of December 31, 2008.  Our leverage ratio was 10.96%, 11.07%, and 11.51%, respectively, for the comparable periods.  Further, our risk-adjusted capital ratio of 14.12% at September 30, 2009 exceeds the 8.0% minimum requirement and the 10% threshold to be designated as “well-capitalized” under the risk-based regulatory guidelines.  At September 30, 2009, our tangible common equity ratio was 7.43%, compared to 7.47% at June 30, 2009 and 7.76% at December 31, 2008.  During the first quarter 2009, we repurchased approximately 146,000 shares of our common stock at a weighted average stock price of $10.65; no shares were repurchased during the second and third quarters.

Discussion of Operating Results

Tax equivalent net interest income for the third quarter of 2009 was $27.1 million compared to $27.7 million for the second quarter of 2009 and $27.8 million for the third quarter of 2008.  For the first nine months of 2009, tax equivalent net interest income totaled $82.4 million compared to $83.0 million in 2008.

The decrease in the net interest income on a linked quarter basis was partially due to the downward repricing of earning assets and a slight (3 basis points) increase in the costs of funds.  One additional calendar day in the third quarter and a lower level of foregone interest on nonaccrual loans helped to offset the decline.  The loan portfolio balance declined during the quarter and also continued to reprice lower without the offsetting benefit in funding costs.  Compared to the linked quarter, the costs of funds increased primarily in interest bearing non-maturity deposits, reflecting a money market promotion launched during the third quarter.

The decline from the third quarter of 2008 reflects the downward repricing of earning assets, higher foregone interest on nonaccrual loans, and lower loan fees.  Partially offsetting the decline was the lower costs of funds.  We responded aggressively to the federal funds rate reductions, which began in September 2007.  This, coupled with a favorable shift in mix of deposits, has resulted in a significantly lower cost of funds year over year.

The net interest margin of 4.99% declined 12 basis points over the linked quarter, attributable to lower earning asset yields and a higher cost of funds.  As compared to the third quarter of 2008, the margin experienced a decline of two basis points reflecting compression in earning asset yields, partially offset by aggressive deposit repricing.

The slight decrease in net interest income for the first nine months of 2009 as compared to the same period in 2008 resulted from lower earning assets yields, higher foregone interest and lower loan fees, partially offset by the lower cost of funds.

The provision for loan losses for the third quarter was $12.3 million compared to $8.4 million for the second quarter of 2009 and $10.4 million for the third quarter of 2008.  The higher loan loss provision compared to the prior quarter was driven by an increase in impaired loan reserves for newly identified impaired loans, and to a lesser extent devaluation in real estate collateral securing impaired loans, primarily related to land development.  Year-to-date, our loan loss provision was $29.2 million compared to $20.0 million for the same period of 2008 with the increase generally reflecting weakened economic conditions and real estate market stress, including declining property values, primarily vacant land.  Net charge-offs in the third quarter totaled $8.7 million (1.76% of average loans) compared to $6.8 million (1.39% of average loans) in the second quarter of 2009 and $2.4 million (.50% of average loans) in the third quarter of 2008.  For the nine-month period of 2009, our net charge-offs totaled $20.8 million (1.41% of average loans), compared to $7.5 million (.53% of average loans) for the same period in 2008.  At quarter-end, the allowance for loan losses was 2.32% of outstanding loans (net of overdrafts) and provided coverage of 41% of nonperforming loans.

Noninterest income for the third quarter of 2009 totaled $14.3 million compared to $14.6 million in the second quarter of 2009 and $20.2 million for the third quarter of 2008.  Compared to the linked quarter, the $0.3 million, or 2.3%, decline was due to lower mortgage banking fees ($239,000) and merchant fees ($270,000).  The decline in mortgage banking fees is attributable to a decline in our residential real estate loan pipeline which spiked mid-year due to a pick-up in refinancing activity.  The lower level of merchant fees reflects a seasonal decline in processing volume for the sole remaining merchant in our merchant services portfolio.  Partially offsetting the aforementioned unfavorable variances was higher retail brokerage fees ($141,000) driven by an increase in account activity.  Compared to the prior year quarter, the $5.9 million, or 29.2%, decline primarily reflects a one-time $6.25 million pre-tax gain from a sale of a portion of the bank’s merchant services portfolio in 2008.  For the first nine months of 2009, as compared to same period of 2008, noninterest income decreased $10.7 million, or 20.0%, due to the one-time $6.25 million pre-tax gain from the bank’s merchant services portfolio sale, a $2.4 million pre-tax gain from the redemption of Visa shares realized in the first quarter of 2008, and an unfavorable variance in merchant fees of $2.9 million related to the aforementioned merchant services portfolio sale.

Noninterest expense totaled $31.6 million for the third quarter of 2009 compared to $32.9 million in the second quarter of 2009 and $29.9 million for the third quarter of 2008.  Compared to the linked quarter, the $1.3 million, or 4.0%, favorable variance was due to lower compensation expense ($389,000) and FDIC insurance premium expense ($1.2 million).  The lower compensation expense was due to lower pension expense and the lower FDIC insurance expense reflects the impact of the $1.2 million special assessment recorded in the second quarter.  These favorable variances were partially offset by a higher level of other real estate owned expense ($300,000) and legal fees ($221,000), both attributable to increased collection and foreclosure activity.  Compared to prior year quarter, the $1.7 million, or 5.7%, increase primarily reflects an increase in other real estate owned expense ($1.0 million) and legal expense ($517,000) also attributable to the increase in collection and foreclosure activity.  For the first nine months of 2009, as compared to the same period of 2008, noninterest expense increased $6.3 million, or 7.0%, due to higher other real estate owned expense ($2.9 million), legal expense ($1.2 million), pension expense ($2.2 million), and FDIC insurance premium expense ($3.4 million), partially offset by lower expense for merchant fees ($2.5 million), intangible amortization ($1.3 million), and furniture/fixtures depreciation and maintenance ($632,000).  The unfavorable variance was also impacted by the reversal of a portion ($1.1 million) of our Visa litigation accrual in the first quarter of 2008, which had the effect of reducing noninterest expense.

About Capital City Bank Group, Inc.

Capital City Bank Group, Inc. (NASDAQ: CCBG) is one of the largest publicly traded financial services companies headquartered in Florida and has approximately $2.5 billion in assets. The Company provides a full range of banking services, including traditional deposit and credit services, asset management, trust, mortgage banking, merchant services, bankcards, data processing and securities brokerage services.  The Company's bank subsidiary, Capital City Bank, was founded in 1895 and now has 69 banking offices and 79 ATMs in Florida, Georgia and Alabama.  For more information about Capital City Bank Group, Inc., visit www.ccbg.com.

FORWARD-LOOKING STATEMENTS

Forward-looking statements in this Press Release are based on current plans and expectations that are subject to uncertainties and risks, which could cause the Company’s future results to differ materially.  The following factors, among others, could cause the Company’s actual results to differ: the frequency and magnitude of foreclosure of the Company’s loans; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; the accuracy of the Company’s financial statement estimates and assumptions, including the estimate for the Company’s loan loss provision; the Company’s ability to integrate acquisitions; the strength of the U.S. economy and the local economies where the Company conducts operations; harsh weather conditions; fluctuations in inflation, interest rates, or monetary policies; changes in the stock market and other capital and real estate markets; legislative or regulatory changes; customer acceptance of third-party products and services; increased competition and its effect on pricing; technological changes; the effects of security breaches and computer viruses that may affect the Company’s computer systems; changes in consumer spending and savings habits; the Company’s growth and profitability; changes in accounting; and the Company’s ability to manage the risks involved in the foregoing.  Additional factors can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and the Company’s other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov).  Forward-looking statements in this Press Release speak only as of the date of the Press Release, and the Company assumes no obligation to update forward-looking statements or the reasons why actual results could differ.

EARNINGS HIGHLIGHTS
	Three Months Ended			Nine Months Ended
(Dollars in thousands, except per share data)	Sep 30, 2009	Jun 30, 2009	Sep 30, 2008	Sep 30, 2009	Sep 30, 2008
EARNINGS
Net Income	$-1,488	$774	$4,838	$-64	$16,928
Diluted Earnings Per Common Share	$-0.08	$0.04	$0.29	$0.00	$0.99
PERFORMANCE
Return on Average Equity	-2.15%	1.12%	6.34%	-0.03%	7.53%
Return on Average Assets	-0.24%	0.12%	0.76%	0.00%	0.87%
Net Interest Margin	4.99%	5.11%	5.01%	5.09%	4.87%
Noninterest Income as % of Operating Revenue	35.01%	35.07%	42.64%	34.75%	39.84%
Efficiency Ratio	73.86%	75.44%	59.27%	74.82%	62.98%
CAPITAL ADEQUACY
Tier 1 Capital Ratio	12.76%	12.85%	13.54%	12.76%	13.54%
Total Capital Ratio	14.12%	14.20%	15.15%	14.12%	15.15%
Tangible Capital Ratio	7.43%	7.47%	8.67%	7.43%	8.67%
Leverage Ratio	10.96%	11.07%	11.21%	10.96%	11.21%
Equity to Assets	10.77%	10.80%	12.17%	10.77%	12.17%
ASSET QUALITY
Allowance as % of Non-Performing Loans	40.90%	33.71%	48.55%	40.90%	48.55%
Allowance as a % of Loans	2.32%	2.12%	1.59%	2.32%	1.59%
Net Charge-Offs as % of Average Loans	1.76%	1.39%	0.50%	1.41%	0.53%
Nonperforming Assets as % of Loans and ORE	7.25%	7.19%	3.51%	7.25%	3.51%
STOCK PERFORMANCE
High	$17.10	$17.35	$34.50	$27.31	$34.50
Low	$13.92	$11.01	$19.20	$9.50	$19.20
Close	$14.20	$16.85	$31.35	$14.20	$31.35
Average Daily Trading Volume	33,823	40,130	45,717	44,127	37,902

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF INCOME
Unaudited

						Nine Months Ended
						September 30
(Dollars in thousands, except per share data)	2009 Third Quarter	2009 Second Quarter	2009 First Quarter	2008 Fourth Quarter	2008 Third Quarter	2009	2008

INTEREST INCOME
Interest and Fees on Loans	$29,463	$29,742	$29,537	$31,570	$32,435	$88,742	$101,112
Investment Securities	1,323	1,437	1,513	1,627	1,744	4,273	5,447
Funds Sold	1	1	3	32	475	5	3,078
Total Interest Income	30,787	31,180	31,053	33,229	34,654	93,020	109,637

INTEREST EXPENSE
Deposits	2,626	2,500	2,495	3,848	5,815	7,621	23,458
Short-Term Borrowings	113	88	68	110	230	269	1,047
Subordinated Notes Payable	936	931	927	937	936	2,794	2,798
Other Long-Term Borrowings	560	566	568	587	488	1,694	1,215
Total Interest Expense	4,235	4,085	4,058	5,482	7,469	12,378	28,518
Net Interest Income	26,552	27,095	26,995	27,747	27,185	80,642	81,119
Provision for Loan Losses	12,347	8,426	8,410	12,497	10,425	29,183	19,999
Net Interest Income after Provision for Loan Losses	14,205	18,669	18,585	15,250	16,760	51,459	61,120

NONINTEREST INCOME
Service Charges on Deposit Accounts	7,099	7,162	6,698	6,807	7,110	20,959	20,935
Data Processing Fees	914	896	870	937	873	2,680	2,498
Asset Management Fees	960	930	970	935	1,025	2,860	3,300
Retail Brokerage Fees	765	625	493	630	565	1,883	1,769
Gain on Sale of Investment Securities	4	6	-	3	27	10	122
Mortgage Banking Revenues	663	902	584	292	331	2,149	1,331
Merchant Fees	393	663	958	650	616	2,014	4,898
Interchange Fees	1,129	1,118	1,056	1,007	1,073	3,303	3,158
Gain on Sale of Portion of Merchant Services Portfolio	-	-	-	-	6,250	-	6,250
ATM/Debit Card Fees	876	884	863	744	742	2,623	2,244
Other	1,501	1,448	1,550	1,306	1,600	4,499	7,224
Total Noninterest Income	14,304	14,634	14,042	13,311	20,212	42,980	53,729

NONINTEREST EXPENSE
Salaries and Associate Benefits	15,660	16,049	17,237	15,492	15,417	48,946	46,339
Occupancy, Net	2,455	2,540	2,345	2,503	2,373	7,340	7,226
Furniture and Equipment	2,193	2,304	2,338	2,368	2,369	6,835	7,534
Intangible Amortization	1,011	1,010	1,011	1,308	1,459	3,032	4,377
Other	10,296	11,027	9,326	9,331	8,298	30,649	24,994
Total Noninterest Expense	31,615	32,930	32,257	31,002	29,916	96,802	90,470

OPERATING PROFIT	(3,106)	373	370	(2,441)	7,056	(2,363)	24,379
Provision for Income Taxes	(1,618)	(401)	(280)	(738)	2,218	(2,299)	7,451
NET INCOME	$(1,488)	$774	$650	$(1,703)	$4,838	$(64)	$16,928

PER SHARE DATA
Basic Earnings	$(0.08)	$0.04	$0.04	$(0.10)	$0.29	$(0.00)	$0.99
Diluted Earnings	$(0.08)	$0.04	$0.04	$(0.10)	$0.29	$(0.00)	$0.99
Cash Dividends	0.190	0.190	0.190	0.190	0.185	0.570	0.555
AVERAGE SHARES
Basic	17,024	17,010	17,109	17,126	17,124	17,047	17,147
Diluted	17,025	17,010	17,131	17,135	17,128	17,048	17,149

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
Unaudited

(Dollars in thousands, except per share data)	2009 Third Quarter	2009 Second Quarter	2009 First Quarter	2008 Fourth Quarter	2008 Third Quarter

ASSETS
Cash and Due From Banks	$79,275	$92,394	$81,317	$88,143	$71,062
Funds Sold and Interest Bearing Deposits	828	2,016	4,241	6,806	27,419
Total Cash and Cash Equivalents	80,103	94,410	85,558	94,949	98,481

Investment Securities, Available-for-Sale	183,944	194,002	195,767	191,569	193,978

Loans, Net of Unearned Interest
Commercial, Financial, & Agricultural	203,813	201,589	202,038	206,230	189,676
Real Estate - Construction	128,476	153,507	154,102	141,973	148,160
Real Estate - Commercial	704,595	686,420	673,066	656,959	639,443
Real Estate - Residential	424,715	447,652	464,358	468,399	473,962
Real Estate - Home Equity	243,808	235,473	223,505	218,500	212,118
Consumer	241,672	241,467	243,280	246,973	252,743
Other Loans	7,790	7,933	8,068	15,838	7,378
Overdrafts	3,163	3,022	3,195	2,925	3,749
Total Loans, Net of Unearned Interest	1,958,032	1,977,063	1,971,612	1,957,797	1,927,229
Allowance for Loan Losses	(45,401)	(41,782)	(40,172)	(37,004)	(30,544)
Loans, Net	1,912,631	1,935,281	1,931,440	1,920,793	1,896,685

Premises and Equipment, Net	111,797	109,050	107,259	106,433	104,806
Intangible Assets	89,851	90,862	91,872	92,883	94,192
Other Assets	113,611	102,234	87,483	82,072	66,308
Total Other Assets	315,259	302,146	286,614	281,388	265,306

Total Assets	$2,491,937	$2,525,839	$2,499,379	$2,488,699	$2,454,450

LIABILITIES
Deposits:
Noninterest Bearing Deposits	$397,943	$424,125	$413,608	$419,696	$382,878
NOW Accounts	687,679	733,526	726,069	758,976	698,509
Money Market Accounts	301,662	300,683	312,541	324,646	368,453
Regular Savings Accounts	122,040	123,257	121,245	115,261	116,858
Certificates of Deposit	440,666	424,339	416,326	373,595	396,086
Total Deposits	1,949,990	2,005,930	1,989,789	1,992,174	1,962,784

Short-Term Borrowings	103,711	73,989	68,193	62,044	47,069
Subordinated Notes Payable	62,887	62,887	62,887	62,887	62,887
Other Long-Term Borrowings	50,665	52,354	53,448	51,470	53,074
Other Liabilities	56,269	57,973	49,518	41,294	29,841

Total Liabilities	2,223,522	2,253,133	2,223,835	2,209,869	2,155,655

SHAREOWNERS' EQUITY
Common Stock	170	170	170	171	171
Additional Paid-In Capital	36,065	35,698	35,841	36,783	36,681
Retained Earnings	253,104	257,828	260,287	262,890	267,853
Accumulated Other Comprehensive Loss, Net of Tax	(20,924)	(20,990)	(20,754)	(21,014)	(5,910)

Total Shareowners' Equity	268,415	272,706	275,544	278,830	298,795

Total Liabilities and Shareowners' Equity	$2,491,937	$2,525,839	$2,499,379	$2,488,699	$2,454,450

OTHER BALANCE SHEET DATA
Earning Assets	$2,142,804	$2,173,081	$2,171,620	$2,156,172	$2,148,626
Intangible Assets
Goodwill	84,811	84,811	84,811	84,811	84,811
Deposit Base	4,196	5,159	6,121	7,084	8,345
Other	844	892	940	988	1,036
Interest Bearing Liabilities	1,769,310	1,771,035	1,760,709	1,748,879	1,742,936

Book Value Per Diluted Share	$15.76	$16.03	$16.18	$16.27	$17.45
Tangible Book Value Per Diluted Share	10.48	10.70	10.80	10.85	11.94

Actual Basic Shares Outstanding	17,032	17,010	17,010	17,127	17,125
Actual Diluted Shares Outstanding	17,033	17,010	17,031	17,136	17,129

CAPITAL CITY BANK GROUP, INC.
ALLOWANCE FOR LOAN LOSSES
AND NONPERFORMING ASSETS
Unaudited
	2009	2009	2009	2008	2008
(Dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter

ALLOWANCE FOR LOAN LOSSES
Balance at Beginning of Period	$41,782	$40,172	$37,004	$30,544	$22,518
Provision for Loan Losses	12,347	8,426	8,410	12,497	10,425
Net Charge-Offs	8,728	6,816	5,242	6,037	2,399

Balance at End of Period	$45,401	$41,782	$40,172	$37,004	$30,544
As a % of Loans	2.32%	2.12%	2.04%	1.89%	1.59%
As a % of Nonperforming Loans	40.90%	33.71%	34.82%	37.52%	48.55%
As a % of Nonperforming Assets	31.45%	29.09%	31.69%	34.31%	45.10%

CHARGE-OFFS
Commercial, Financial and Agricultural	$633	$388	$857	$331	$275
Real Estate - Construction	2,315	3,356	320	1,774	77
Real Estate - Commercial	1,707	123	1,002	293	(35)
Real Estate - Residential	3,394	2,379	1,975	2,264	797
Consumer	1,324	1,145	2,117	1,993	1,797

Total Charge-Offs	$9,373	$7,391	$6,271	$6,655	$2,911

RECOVERIES
Commercial, Financial and Agricultural	$64	$84	$74	$68	$68
Real Estate - Construction	150	-	385	-	4
Real Estate - Commercial	8	1	-	-	1
Real Estate - Residential	92	51	58	128	6
Consumer	331	439	512	422	433

Total Recoveries	$645	$575	$1,029	$618	$512

NET CHARGE-OFFS	$8,728	$6,816	$5,242	$6,037	$2,399

Net Charge-Offs as a % of Average Loans(1)	1.76%	1.39%	1.08%	1.24%	0.50%

RISK ELEMENT ASSETS
Nonaccruing Loans	$91,880	$111,039	$110,200	$96,876	$61,509
Restructured Loans	19,121	12,916	5,157	1,744	1,403
Total Nonperforming Loans	111,001	123,955	115,357	98,620	62,912
Other Real Estate	33,371	19,671	11,425	9,222	4,813
Total Nonperforming Assets	$144,372	$143,626	$126,783	$107,842	$67,725

Past Due Loans 90 Days or More	$486	$-	$-	$88	$50

Nonperforming Loans as a % of Loans	5.67%	6.27%	5.85%	5.04%	3.26%
Nonperforming Assets as a % of
Loans and Other Real Estate	7.25%	7.19%	6.39%	5.48%	3.51%
Nonperforming Assets as a % of Capital(2)	46.01%	45.67%	40.16%	34.15%	20.56%

(1) Annualized
(2) Capital includes allowance for loan losses.

AVERAGE BALANCE AND INTEREST RATES(1)
Unaudited

	Third Quarter 2009			Second Quarter 2009			First Quarter 2009			Fourth Quarter 2008			Third Quarter 2008			September 2009 YTD			September 2008 YTD
(Dollars in thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate

ASSETS:
Loans, Net of Unearned Interest	$1,964,984	29,695	6.00%	$1,974,197	29,954	6.09%	$1,964,086	29,724	6.14%	$1,940,083	31,772	6.52%	$1,915,008	32,622	6.78%	$1,967,759	89,373	6.07%	$1,911,142	101,684	7.11%

Investment Securities
Taxable Investment Securities	81,777	682	3.32%	89,574	742	3.31%	90,927	776	3.43%	90,296	813	3.59%	93,723	940	3.99%	87,393	2,200	3.35%	94,106	3,076	4.35%
Tax-Exempt Investment Securities	107,307	985	3.67%	106,869	1,067	4.00%	101,108	1,133	4.48%	103,817	1,252	4.82%	98,966	1,234	4.99%	105,117	3,185	4.04%	94,725	3,641	5.13%

Total Investment Securities	189,084	1,667	3.52%	196,443	1,809	3.68%	192,035	1,909	3.98%	194,113	2,065	4.25%	192,689	2,174	4.50%	192,510	5,385	3.73%	188,831	6,717	4.74%

Funds Sold	3,294	1	0.11%	4,641	1	0.10%	10,116	3	0.13%	16,645	32	0.74%	99,973	475	1.86%	5,992	5	0.12%	170,831	3,077	2.37%

Total Earning Assets	2,157,362	$31,363	5.77%	2,175,281	$31,764	5.86%	2,166,237	$31,636	5.92%	2,150,841	$33,869	6.27%	2,207,670	$35,271	6.36%	2,166,261	$94,763	5.85%	2,270,804	$111,478	6.55%

Cash and Due From Banks	76,622			81,368			76,826			76,027			77,309			78,271			84,552
Allowance for Loan Losses	(42,774)			(41,978)			(38,007)			(30,347)			(22,851)			(40,937)			(20,554)
Other Assets	306,759			291,681			281,869			266,797			266,510			293,528			268,220

Total Assets	$2,497,969			$2,506,352			$2,486,925			$2,463,318			$2,528,638			$2,497,123			$2,603,022

LIABILITIES:
Interest Bearing Deposits
NOW Accounts	$678,292	$257	0.15%	$709,039	$249	0.14%	$719,265	$225	0.13%	$684,246	$636	0.37%	$727,754	$1,443	0.79%	$702,048	$731	0.14%	$763,164	$6,818	1.19%
Money Market Accounts	301,230	281	0.37%	298,007	192	0.26%	321,562	190	0.24%	360,940	716	0.79%	369,544	1,118	1.20%	306,858	663	0.29%	378,756	4,526	1.60%
Savings Accounts	122,934	15	0.05%	123,034	15	0.05%	118,142	14	0.05%	117,311	28	0.09%	117,970	30	0.10%	121,389	44	0.05%	116,112	93	0.11%
Time Deposits	430,944	2,073	1.91%	417,545	2,044	1.96%	392,006	2,066	2.14%	379,266	2,468	2.59%	410,101	3,224	3.13%	413,641	6,183	2.00%	440,019	12,021	3.65%
Total Interest Bearing Deposits	1,533,400	2,626	0.68%	1,547,625	2,500	0.65%	1,550,975	2,495	0.65%	1,541,763	3,848	0.99%	1,625,369	5,815	1.42%	1,543,936	7,621	0.66%	1,698,051	23,458	1.85%

Short-Term Borrowings	97,305	113	0.45%	87,768	88	0.40%	85,318	68	0.32%	69,079	110	0.62%	51,738	230	1.76%	90,174	269	0.39%	58,530	1,047	2.38%
Subordinated Notes Payable	62,887	936	5.83%	62,887	931	5.86%	62,887	927	5.89%	62,887	937	5.83%	62,887	936	5.83%	62,887	2,794	5.86%	62,887	2,798	5.85%
Other Long-Term Borrowings	51,906	560	4.28%	52,775	566	4.30%	53,221	568	4.33%	53,261	587	4.39%	43,237	488	4.48%	52,629	1,694	4.30%	35,194	1,215	4.61%

Total Interest Bearing Liabilities	1,745,498	$4,235	0.96%	1,751,055	$4,085	0.94%	1,752,401	$4,058	0.94%	1,726,990	$5,482	1.26%	1,783,231	$7,469	1.67%	1,749,626	$12,378	0.95%	1,854,662	$28,518	2.05%

Noninterest Bearing Deposits	416,770			423,566			406,380			404,103			405,314			415,610			408,372
Other Liabilities	60,674			54,617			46,510			29,998			36,498			53,986			39,547

Total Liabilities	2,222,942			2,229,238			2,205,291			2,161,091			2,225,043			2,219,222			2,302,581

SHAREOWNERS' EQUITY:	$275,027			$277,114			$281,634			$302,227			$303,595			$277,901			$300,441

Total Liabilities and Shareowners' Equity	$2,497,969			$2,506,352			$2,486,925			$2,463,318			$2,528,638			$2,497,123			$2,603,022

Interest Rate Spread		$27,128	4.81%		$27,679	4.92%		$27,578	4.98%		$28,387	5.01%		$27,802	4.69%		$82,385	4.90%		$82,960	4.50%

Interest Income and Rate Earned(1)		$31,363	5.77%		$31,764	5.86%		$31,636	5.92%		$33,869	6.27%		$35,271	6.36%		$94,763	5.85%		$111,478	6.55%
Interest Expense and Rate Paid(2)		4,235	0.78%		4,085	0.75%		4,058	0.76%		5,482	1.01%		7,469	1.35%		12,378	0.76%		28,518	1.68%

Net Interest Margin		$27,128	4.99%		$27,679	5.11%		$27,578	5.16%		$28,387	5.26%		$27,802	5.01%		$82,385	5.09%		$82,960	4.87%

(1) Interest and average rates are calculated on a tax-equivalent basis using the 35% Federal tax rate.
(2) Rate calculated based on average earning assets.